Exhibit 8.1

Subsidiaries of Registrant

Celestica Cayman Holdings 1 Limited, a Cayman Islands corporation;

Celestica Cayman Holdings 9 Limited, a Cayman Islands corporation;

Celestica (Gibraltar) Limited, a Gibraltar corporation;

Celestica Holdings Pte Limited, a Singapore corporation;

Celestica Hong Kong Limited, a Hong Kong corporation;

Celestica LLC, a Delaware limited liability company;

Celestica Liquidity Management Hungary Limited Liability Company, a Hungary corporation;

Celestica (Luxembourg) S.À.R.L., a Luxembourg corporation;

Celestica (Romania) S.R.L., a Romania corporation;

Celestica (Thailand) Limited, a Thailand corporation;

Celestica (USA) Inc., a Delaware corporation;

Celestica (US Holdings) LLC, a Delaware limited liability company;

IMS International Manufacturing Services Limited, a Cayman Islands corporation;

1681714 Ontario Inc., an Ontario corporation;

1755630 Ontario Inc., an Ontario corporation; and

3250297 Nova Scotia Company (formerly 1282087 Ontario Inc.), a Nova Scotia corporation.